UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
____________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021
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PEGASYSTEMS INC.
(Exact name of Registrant as specified in its charter)
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Massachusetts	1-11859	04-2787865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rogers Street, Cambridge, MA 02142-1209
(Address of principal executive offices, including zip code)

(617) 374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PEGA	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On June 1, 2020, Pegasystems Inc. (the “Company”) appointed Hayden Stafford as President of Global Client Engagement. In this role, Mr. Stafford is responsible for all the Company’s go-to-market functions, including, corporate strategy, marketing, global sales and presales, consulting and client success, and the partner ecosystem, unifying the Company’s go-to-market strategy. Leon Trefler, Senior Vice President of Global Customer Success, and Douglas Kra, Senior Vice President of Global Customer Success, report to Mr. Stafford.

In addition, Kenneth Stillwell will serve as the Company’s Chief Operating Officer in addition to his role as Chief Financial Officer; Michael Pyle will serve as the Company’s Chief Technology Strategist; and Kerim Akgonul will serve as the Company’s Chief Product Officer.

All of the foregoing changes are effective April 1, 2021.

(c) The information set forth in Item 5.02(b) with respect to Mr. Stillwell is incorporated herein by reference. Kenneth Stillwell, age 50, joined Pegasystems in July 2016 as Senior Vice President, Chief Financial Officer, and Chief Administrative Officer. Mr. Stillwell previously served as Senior Vice President and Chief Financial Officer of Dynatrace, a leader in digital performance management solutions and Executive Vice President and Chief Financial Officer of SOVOS, a financial compliance SaaS provider. Prior to SOVOS, Mr. Stillwell was at PTC, a publicly-traded software provider, where he served as Division CFO. Mr. Stillwell holds a B.S. in business/economics from the University of Pittsburgh and an M.S. in accounting and finance from the University of South Carolina. Mr. Stillwell is a Certified Public Accountant.

(e) On March 2, 2021, the Compensation Committee of the Board of Directors of Pegasystems Inc. approved the 2021 base salaries, target incentive percentages for the Section 16 Officer/FLT Member Corporate Incentive Compensation Plan (the “Incentive Plan”), and other incentive bonus payment targets for the executive officers of the Company listed on Exhibit 99.1 to this Current Report on Form 8-K (the “Executive Officers”).

The aggregate target Incentive Plan payments for Executive Officers is $1,649,880. Hayden Stafford, President of Global Client Engagement, Leon Trefler and Douglas Kra, Senior Vice Presidents of Global Customer Success are also eligible for sales commissions of $516,000, $310,000, and $228,000, respectively. Leon Trefler and Douglas Kra are also eligible for additional bonus compensation related to the achievement of certain operational objectives of $50,000 each.

The foregoing summary description of the Incentive Plan is qualified in its entirety by reference to Exhibit 99.1 to this Current Report on Form 8-K, which describes the 2021 base salaries, target Incentive Plan, and other bonus payments for the Executive Officers. It is further qualified in its entirety by reference to the Incentive Plan filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference.

Item 7.01     Regulation FD Disclosure
On March 8, 2021, the Company issued a press release announcing three new hires in the sales organization reporting to Hayden Stafford. John Higgins has joined as head of global consulting and client success, Judy Buchholz has joined as head of commercial sales for the Americas, and Joaquin Reixa has joined as head of sales for EMEA.

A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	2021 Executive Officers Base Salaries and Target Bonus Percentages and Incentives
99.2	Press Release issued by Pegasystems Inc. on March 8, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pegasystems Inc.

Dated:	March 8, 2021	By:	/s/ Matthew J. Cushing
Matthew J. Cushing
Vice President, Chief Commercial Officer, General Counsel and Secretary